SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the registrant ☑

Filed by a party other than the registrant ☐

Check the appropriate box:
☐	Preliminary proxy statement
☐	Definitive proxy statement
☑	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
NATIONAL HOUSING PARTNERSHIP REALTY FUND I
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)
Payment of filing fee (Check the appropriate box):
☐	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Not applicable

(2)	Aggregate number of securities to which transactions applies: Not applicable

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

THE NATIONAL HOUSING PARTNERSHIP
c/o Eagle Rock Proxy Advisors, LLC
12 Commerce Drive
Cranford, New Jersey 07016
May 9, 2011
WE ARE EXTENDING THE CONSENT SOLICITATION
TO 5:00 P.M., NEW YORK CITY TIME, ON
THURSDAY, MAY 19, 2011
Dear Limited Partner:
     We have previously submitted to you a Consent Solicitation Statement, dated April 18, 2011 (the “Consent Solicitation Statement”), regarding the sale by National Housing Partnership Realty Fund I, a Maryland limited partnership (the “Partnership”), which is the 99% owner of Hurbell IV Ltd., an Alabama limited partnership (the “Operating Partnership”), of the apartment complex owned by the Operating Partnership known as Talladega Downs Apartments, located in Talladega, Alabama (the “Property”). The Operating Partnership has entered into an agreement with GH Capital National Housing Fund LLC, a Delaware limited liability company (the “Purchaser”), an unaffiliated third party, to sell the Property to the Purchaser. The National Housing Partnership, a District of Columbia limited partnership, is the general partner of the Operating Partnership and the Partnership (the “General Partner”). The National Housing Partnership is soliciting the consent of the Partnership’s limited partners (the “Limited Partners” and together with the General Partner of the Partnership, the “Partners”) to the sale of the Property. We are extending our consent solicitation relating to the proposed sale of the Property to 5:00 p.m., New York City time, on Thursday, May 19, 2011.
     Pursuant to the Limited Partnership Agreement and Certificate of Limited Partnership dated October 26, 1984, as amended, governing the Operating Partnership (the “Operating Partnership Agreement”), written consent of the partners (including the General Partner and the limited partners) owning more than 50% of the total outstanding percentage interests in the Operating Partnership is required to approve the sale of the Property. The Partnership owns 99% of the limited partnership interests in the Operating Partnership. Pursuant to the Agreement of Limited Partnership, dated July 2, 1984, as amended, governing the Partnership (the “Partnership Agreement”), the written consent of Limited Partners owning in the aggregate more than 50% of the total outstanding limited partnership interests is required to approve the sale of the Property. The General Partner and its affiliates own 12.15% of the total outstanding limited partnership interests in the Partnership and have consented to the sale of the Property. Accordingly, the consent of Limited Partners owning more than an additional 37.85% of the outstanding partnership interests in the Partnership is required to approve the sale of the Property. As of May 6, 2011, Limited Partners holding an aggregate of approximately 42.93% of the total outstanding limited partnership interests are consenting, approximately 1.55% are withholding, and approximately 0.46% are abstaining with respect to the proposed sale of the Property.
     YOUR VOTE IS IMPORTANT. Please complete, date and sign the enclosed Consent in accordance with its instructions and return it in the enclosed pre-addressed, postage-paid envelope as soon as possible. Questions and requests for assistance may be directed to our Solicitation Agent, Eagle Rock Proxy Advisors, LLC, by mail, by overnight courier or by hand at 12 Commerce Drive Cranford, New Jersey 07016.
     IF YOU HAVE ALREADY RETURNED THE ENCLOSED CONSENT, PLEASE DISREGARD THIS LETTER.
THE NATIONAL HOUSING PARTNERSHIP

     The signed Consent should be sent or delivered by each Limited Partner to Eagle Rock Proxy Advisors, LLC at its address set forth below.
THE SOLICITATION AGENT FOR THIS CONSENT SOLICITATION IS:
EAGLE ROCK PROXY ADVISORS, LLC
By Mail, Overnight Courier or Hand:
12 Commerce Drive
Cranford, New Jersey 07016

THE NATIONAL HOUSING PARTNERSHIP
c/o Eagle Rock Proxy Advisors, LLC
12 Commerce Drive
Cranford, New Jersey 07016
CONSENT OF LIMITED PARTNER TO SALE OF PARTNERSHIP PROPERTY
     The undersigned, a limited partner of National Housing Partnership Realty Fund I (the “Partnership”), and the owner of a limited partnership interest in the Partnership, acting with respect to all of the limited partnership interest in the Partnership owned by the undersigned, hereby:
☐ Consents ☐ Withholds Consent ☐ Abstains
to the Sale.
This Consent is solicited by the General Partner. The General Partner recommends that limited partners consent to the Sale. IF NO ELECTION IS SPECIFIED, AN OTHERWISE PROPERLY COMPLETED AND SIGNED CONSENT WILL BE DEEMED A CONSENT TO THE SALE.
     The undersigned hereby acknowledges receipt of the Consent Solicitation Statement. Capitalized terms used in this Consent and not defined in this Consent have the meanings set forth in the Consent Solicitation Statement, dated April 18, 2011, of the Partnership (the “Consent Solicitation Statement”).
     A fully completed, signed and dated copy of this Consent should be sent to the Solicitation Agent by mail or overnight courier to the appropriate address specified below, or by fax to the fax number specified below, prior to 5:00 p.m., New York City time on Thursday, May 19, 2011.
     Completed and signed consents should be sent to Eagle Rock Proxy Advisors, LLC by mail or overnight courier at 12 Commerce Drive, Cranford, New Jersey 07016; or by fax at (908) 497-2349.

Dated:	By:

Please Print Name
     Please sign exactly as you hold your Interests. When signing as an attorney-in-fact, executor, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.